UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2010 (June 30, 2010)

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On and effective as of June 30, 2010, Bohai Pharmaceuticals Group, Inc. (the “Company”) entered into an Amendment and Agreement (the “Agreement”) with Euro Pacific Capital, Inc., as investor representative (the “Investor Representative”), pursuant to which the Company and the Investor Representative agreed to make certain amendments to the Company’s 8% subordinated, unsecured Convertible Promissory Notes, issued January 5, 2010 (the “Notes”) and common stock purchase warrants to purchase up to 6,000,000 shares of Company common stock (the “Common Stock”), issued January 5, 2010 (the “Warrants”).  The Notes and Warrants were issued in connection with the Company’s $12,000,000 private placement offering which closed on January 5, 2010 (the “Offering”).  Warrants to purchase an additional 600,000 shares of Common Stock (the “Agent Warrants”) were issued to the placement agents for the Offering and their affiliates.

Pursuant to the Agreement, the anti-dilution protection provisions in the Notes, Warrants and Agent Warrants were eliminated and a provision precluding net cash settlement of the Notes, Warrants and Agent Warrants was added.  In return, and subject to certain non-financing exceptions, the Company agreed not to issue any new equity securities at a price per share below $2.20 until the earlier of: (i) January 5, 2013 or (ii) the date on which, collectively with any prior conversions or exercises of Notes and Warrants, 75% of the principal face value of the Notes in the aggregate have been converted into shares of Common Stock and Warrants representing, in the aggregate, 75% of the aggregate shares of Common Stock underlying the Warrants have been exercised.  Subject to limited exceptions, management of the Company will also be encumbered by these restrictions for the shares of Common Stock held by them.

As previously disclosed, pursuant to agreements entered into in connection with the Offering, the Investor Representative was empowered to enter into the Agreement on behalf of the investors in the Offering.  A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on 8-K, and the description of the Agreement herein is qualified in its entirety by reference to such exhibit.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1       Amendment and Agreement, dated and entered into effective for all purposes as of June 30, 2010, by and between the Company and Euro Pacific Capital, Inc., as investor representative.

Cautionary Note on Forward Look Statements

This Current Report on Form 8-K and the exhibits hereto and the statements of representatives and partners of Bohai Pharmaceuticals Group, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve significant risks and uncertainties.  Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ significantly from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2010	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Gene Hsiao
Name: Gene Hsiao
Title: Chief Financial Officer